UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2012

METABOLIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33133	04-3158289
(Commission File Number)	(IRS Employer Identification No.)

21 Erie Street, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 583-1700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 31, 2012, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). As of April 2, 2012, the record date for the Annual Meeting, 34,145,107 shares were issued, outstanding and entitled to vote. At the Annual Meeting, the Company’s stockholders elected Richard P. Eno, Anthony J. Sinskey and Matthew Strobeck to the Company’s Board of Directors for three-year terms expiring at the 2015 Annual Meeting of Stockholders, and ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012. The final voting results on these matters were as follows:

1. Election of Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Richard P. Eno	17,596,001	1,790,732	9,166,395

Anthony J. Sinskey, Sc.D.	17,662,423	1,724,310	9,166,395

Matthew Strobeck, Ph.D.	17,765,609	1,621,124	9,166,395

2. Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
28,130,073	403,777	19,278	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABOLIX, INC.

Date: June 6, 2012	By:	/s/ Joseph D. Hill
Joseph D. Hill
Chief Financial Officer